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Exhibit 12(a)(1)(ii)

LETTER OF TRANSMITTAL

of
WILLIAMS CONTROLS, INC.
for
offer to exchange any and all of its
Series A Preferred Stock, 7 1/2% Convertible Series
for shares of its newly issued
Series A-1 Preferred Stock, Non-Redeemable Convertible Series
pursuant to the
Williams Controls, Inc. Exchange Offer and Proxy Solicitation Offering Memorandum in
Respect of all Outstanding Series A Preferred Stock, 7 1/2% Convertible Redeemable Series
dated June 10, 2002
The Depositary for the Exchange is:
WILLIAMS CONTROLS, INC.

The Exchange Offer will expire at 5:00 p.m., Portland, Oregon time, on July 9, 2002, unless extended by us

By Mail or Overnight Delivery:
 Williams Controls, Inc.
1400 SW 72nd Avenue
Portland, Oregon 97224
Attention: Dennis E. Bunday, Chief Financial Officer
Phone: 1-503-670-3307
Fax: 1-503-624-3812

IF YOU CHOOSE TO PARTICIPATE IN THE EXCHANGE OFFER, YOU MUST COMPLETE THIS LETTER OF TRANSMITTAL AND DELIVER IT ALONG WITH YOUR SERIES A PREFERRED, 7 1/2% CONVERTIBLE REDEEMABLE SERIES STOCK CERTIFICATE(S) TO WILLIAMS CONTROLS, INC., NO LATER THAN 5:00 P.M., PORTLAND, OREGON TIME, ON JULY 9, 2002 (THE "EXPIRATION DATE"), UNLESS SUCH DATE IS EXTENDED BY US. DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

         Terms not defined in this Letter of Transmittal have the meanings ascribed to them in the offering memorandum (the "Offering Memorandum") accompanying this Letter of Transmittal.

        List below the Series A Preferred, 7 1/2% Convertible Redeemable Series stock certificate(s) to which this Letter of Transmittal relates. If the space indicated below is inadequate, the stock certificate numbers and corresponding number of shares should be listed on a separately signed schedule affixed hereto.

DESCRIPTION OF SHARES TENDERED

Name and Address of Registered Holder (Please fill in exactly as Name appears on Share Certificate(s))	Shares Tendered (Attach Additional Signed List if Necessary)
	Share Certificate Number(s)	Total Number of Shares Represented by Share Certificate(s)

Total Shares

NOTE: SIGNATURES MUST BE PROVIDED BELOW. PLEASE READ
THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

        Upon the terms and subject to the conditions of the Offering Memorandum, the undersigned hereby tenders to Williams Controls, Inc., a Delaware corporation (the "Company"), the number of shares of Series A Preferred Stock, 7 1/2% Convertible Redeemable shares (the "Series A Preferred") indicated above. Subject to, and effective upon, the acceptance for exchange of such Series A Preferred tendered hereby, the undersigned hereby exchanges, assigns and transfers to the Company all right, title and interest in and to such shares of Series A Preferred as are being tendered hereby.

        Upon the terms and subject to the conditions of the Offering Memorandum, the undersigned does hereby irrevocably constitute and appoint the Company as the undersigned's true and lawful attorney-in-fact, for it and in its name and stead, to sell, assign and transfer such shares of Series A Preferred, and for that purpose to make and execute all necessary acts of assignment and transfer thereof; and to substitute one or more persons with like full power, hereby ratifying and confirming all that said attorney or substitute shall lawfully do by virtue hereof. The undersigned will, upon request, execute any additional documents deemed by the Company to be necessary or desirable to complete the exchange of the tendered shares of Series A Preferred.

        The undersigned represents and warrants that it has full power and authority to tender, exchange, assign and transfer the shares of Series A Preferred and to acquire shares of Series A-1 Preferred Stock, Non-Redeemable Convertible Series (the "Series A-1 Preferred"), issuable upon the exchange of such tendered shares of Series A Preferred, and that when the same are accepted for exchange, the Company will acquire good and unencumbered title to the tendered shares of Series A Preferred, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The undersigned further represents and warrants that it is acquiring the shares of Series A-1 Preferred pursuant to the Exchange Offer for its own account with the present intention of holding such securities for purposes of investment, and that it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws. The undersigned is an "accredited investor" as that term is defined in Regulation D promulgated under the Securities Act of 1933, as amended.

        The undersigned recognizes that the Company may amend the Offering Memorandum and may not be required to complete the Exchange Offer and/or exchange any of the shares of Series A Preferred tendered hereby and, in such event, the shares of Series A Preferred not exchanged will be returned to the undersigned at the address shown below the signature of the undersigned.

        All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Tendered shares of Series A Preferred may be withdrawn at any time prior to the Expiration Date.

        Please issue the certificates representing the acquired shares of Series A-1 Preferred in the name of the registered holder appearing under "Description of Shares Tendered." Similarly, please mail the certificates representing the acquired shares of Series A-1 Preferred to the address of the registered holder appearing under "Description of Shares Tendered."

SIGN HERE
Dated
(Signature of Holder)

(Must be signed by registered holder as name appears on the certificate for the shares of Series A Preferred being tendered. If signature is by trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or others acting in a fiduciary or representative capacity, please provide the following information and see Instruction 3.)

Name(s)
(Please Print or Type)
Capacity (Full Title):
Address:

(Include Zip Code)

Telephone:
Dated:

INSTRUCTIONS
Forming Part of the Terms and Conditions of the Exchange Offer

1.    Requirements of Tender.    In order for shares of Series A Preferred to be validly surrendered in exchange for shares of Series A-1 Preferred pursuant to the Exchange Offer, this Letter of Transmittal (or a facsimile hereof), properly completed and duly executed, together with the certificates representing shares of Series A Preferred, duly endorsed for transfer or cancellation must be received by the Company. You choose how you will deliver this Letter of Transmittal, the stock certificates representing the shares of Series A Preferred and any other required documents at your own election and risk, and except as otherwise provided below, you will only be deemed to have delivered the shares of Series A Preferred when the Company actually receives them. If you plan to deliver your shares of Series A Preferred by mail, you should use registered mail with return receipt requested, properly insured.

        No alternative, conditional, irregular or contingent tenders will be accepted. All holders that tender their shares of Series A Preferred, by execution of this Letter of Transmittal, shall waive any right to receive notice of the acceptance of the shares of Series A Preferred for exchange.

        Delivery to an address other than as set forth herein will not constitute a valid delivery. Risk of loss and title to the shares of Series A Preferred shall pass only upon delivery to the Company of the certificates representing shares of Series A Preferred.

2.    Withdrawals.    You may withdraw shares of Series A Preferred that you have tendered pursuant to the Exchange Offer at any time before the Expiration Date, after which your tender will be irrevocable. To be effective, a written, telegraphic or facsimile transmission notice of withdrawal must (i) identify the shares of Series A Preferred to be withdrawn (including the stock certificate number(s) and the number of shares) and (ii) be signed by the holder in the same manner as the original signature on this Letter of Transmittal (including any required signature guarantees). All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any shares of Series A Preferred so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no shares of Series A-1 Preferred will be issued with respect thereto unless the shares of Series A Preferred so withdrawn are validly re-tendered.

3.    Signatures on Letter of Transmittal, Stock Powers and Endorsements.    If this Letter of Transmittal is signed by the registered holder of the shares of Series A Preferred tendered hereby, the signature must correspond with the name as written on the face of the certificate(s) without any change whatsoever. If any of the shares of Series A Preferred tendered hereby are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

        If this Letter of Transmittal or any certificates or stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Company of their authority so to act must be submitted upon request by the Company.

        Each surrendered certificate must be duly endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name or names of the registered holder or holders appear on the certificates.

4.    Requests for Assistance or Additional Copies.    Questions and request for assistance may be directed to the Company:

Williams Controls, Inc.
1400 SW 72nd Avenue
Portland, Oregon 97224
Attention: Dennis E. Bunday, Chief Financial Officer
Phone: 1-503-670-3307
Fax: 1-503-624-3812

Additional copies of this Letter of Transmittal may be obtained from Mr. Bunday.

5.    Lost, Destroyed or Stolen Certificates.    If any certificate representing shares of Series A Preferred has been lost, destroyed or stolen, the shareholder should promptly notify Mr. Bunday at the address or telephone number set forth in Instruction 4 before the Expiration Date. The holder will then be instructed as to the steps that must be taken in order to replace the certificate. This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost or destroyed certificates have been followed.

6.    Transfer Taxes.    The Company shall pay all transfer taxes, if any, applicable to the transfer and exchange of the shares of Series A Preferred to it pursuant to the Exchange Offer. If a transfer tax is imposed for any reason other than the transfer and exchange of shares of Series A Preferred to the Company pursuant to the Exchange Offer, the amount of any such transfer taxes (whether imposed on the holder or any other person) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exception therefrom is not submitted herewith, the amount of such transfer taxes will be billed directly to such tendering holder.

        Except as provided in this Instruction 6, it will not be necessary for transfer stamps to be affixed to the shares of Series A Preferred listed in this Letter of Transmittal.

7.    Termination or Amendment of the Exchange Offer.    The Company reserves the right not to proceed with the Exchange Offer, as well as the right to modify the terms of the Exchange Offer.

8.    Validity and Form.    All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered shares of Series A Preferred and withdrawal of tendered shares of Series A Preferred will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the right to reject any and all shares of Series A Preferred not properly tendered or any shares of Series A Preferred the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular shares of Series A Preferred. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in this Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of shares of Series A Preferred must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of shares of Series A Preferred, neither the Company nor any other person shall incur any liability for failure to give such notification. Tenders of shares of Series A Preferred will not be deemed to have been made until such defects or irregularities have been cured or waived. Any shares of Series A Preferred received by the Company that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Company to the tendering holders as soon as practicable after the Expiration Date.

IMPORTANT:    THIS LETTER OF TRANSMITTAL (TOGETHER WITH THE STOCK CERTIFICATE(S) REPRESENTING THE SHARES OF SERIES A PREFERRED) MUST BE RECEIVED BY THE COMPANY ON OR BEFORE THE EXPIRATION DATE.

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LETTER OF TRANSMITTAL
DESCRIPTION OF SHARES TENDERED